UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021
U.S. NeuroSurgical Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Research Blvd, Suite 325 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

U.S. NeuroSurgical, Inc.(“USN”), a wholly-owned subsidiary of the registrant, U.S. NeuroSurgical Holdings, Inc. (“USNU” or the “Company”), entered into a Share Exchange Agreement and Plan of Reorganization dated as of October 1, 2021 (the “Share Exchange Agreement”) with Elite Health Plan, Inc., a California corporation (“Elite Health”) and its shareholders.  Under the terms of the Share Exchange Agreement, USN will acquire all of the outstanding shares of capital stock of Elite Health and, in exchange therefor, the former holders of Elite Health will receive newly-issued shares of USN, which when issued will represent 15% of the shares of USN after the transaction.

The transaction with Elite Health is structured as an investment by Elite Health shareholders in USN, a subsidiary of the Company, and as such will not have an immediate effect on the percentage ownership of the shareholders of USNU.  However, USNU’s interest in USN, which currently holds substantially all of the interest in USNU’s businesses and operations, will be diluted by 15% as a result of the issuance of the new USN shares to the former holders of Elite Health.  In addition, the Company agreed with the former Elite Health shareholders that if there is no trading market for the shares of USN after six months from the closing of the transaction, such holders may request that USNU take steps that would give such holders access to the public trading market, which could be accomplished at the Company’s election through an exchange of such holders’ shares for USNU shares.

The above description of the Share Exchange Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Elite Health is a private company with a limited operating history.  It was formed in 2017 with the purpose of establishing a managed care organization that will operate as a Medicare Advantage plan for seniors.  It is expected that Elite Health will operate in California, initially San Bernadino, Riverside, and Orange Counties, with the objective of addressing the growing number of Medicare eligible seniors in those markets.  Because of the collective experience of its founders and affiliates as physicians, software executives, and health plan administrators, we believe that Elite Health will be positioned to bring to southern California a comprehensive and cost-effective solution for these communities.

Elite Health is in the process of applying for a Knox Keene license to operate a Medicare Advantage plan in California, and has taken preliminary steps toward identifying a network of providers who are well-versed in the healthcare needs of seniors in the communities in which they practice.  Elite Health founders and affiliates also have considerable experience with healthcare record based software and will endeavor to utilize the latest advances in information systems, including AI and data analytics, in its processes to enhance each patient experience and control medical costs.

The Company and Elite Health understand that the keys to success with a managed care organization are delivering comprehensive patient care and containing costs.  In addition to developing a plan to obtain necessary approvals, gaining access to a competent network of providers and enrolling a critical level of subscribers, it will be necessary for the plan to provide high quality patient care efficiently and cost effectively.  There can be no assurance that the Company and Elite Health will be effective in doing so.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Share Exchange Agreement and Plan of Reorganization, dated as of October 1, 2021, between U.S. NeuroSurgical, Inc., Elite Health Plan, Inc. and all of the shareholders of Elite Health Plan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2021

U.S. NeuroSurgical Holdings, Inc.

	By:	/s/ Alan Gold
	Name:	Alan Gold
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Share Exchange Agreement and Plan of Reorganization, dated as of October 1, 2021, between U.S. NeuroSurgical, Inc., Elite Health Plan, Inc. and all of the shareholders of Elite Health Plan, Inc.